Exhibit VIII

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE EUROPEAN INVESTMENT BANK OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OF PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP No. 298785KS4

ISIN No. US298785KS49

Common Code No. 338201559

EUROPEAN INVESTMENT BANK

SOFR Floating Rate Notes due 2031

Global Note

No. R-1	U.S. $1,500,000,000

European Investment Bank (herein called the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, on September 15, 2031 (the “Maturity Date”) the aggregate principal amount shown by the latest entry in the fourth column of Schedule A hereto as of the Maturity Date, which amount shall not at any time exceed U.S. $1,500,000,000 (one and a half billion United States dollars), in accordance with the terms and conditions (the “Conditions”), set out on the reverse hereof, of the SOFR Floating Rate Notes due on September 15, 2031 (the “Notes”) beneficial interests in which are represented by this Global Note (the “Global Note”), upon presentation and surrender of this Global Note and to pay interest from May 21, 2026 at a floating rate of interest equal to the sum of the Compounded Daily SOFR Rate and the margin of +0.270% per annum payable quarterly in arrear on March 15, June 15, September 15 and December 15 of each year (each an “Interest Payment Date”), to the holders of Notes at the close of business on March 5, June 5, September 5 and December 5, being the date (whether or not a business day) that is ten calendar days prior to each Interest Payment Date (the “Record Date”). Interest will be calculated on the basis of the actual number of days in the relevant interest period divided by 360. The Record Date may be changed by agreement among the Issuer, the Fiscal Agent and all applicable securities clearing systems. The first interest payment will become due and payable on June 15, 2026 for the period from and including May 21, 2026 to but excluding June 15, 2026. The Notes will cease to bear interest from the Maturity Date unless, upon due presentation, payment of principal is improperly withheld or refused.

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Payment of the principal of and interest on the Notes represented by this Global Note will be made at the offices of the Fiscal Agent hereinafter referred to and at the offices of such other Paying Agents as the Issuer shall have appointed pursuant to the Fiscal Agency Agreement hereinafter referred to.  Payments to holders of the Notes in respect of principal and interest on the Notes will be made in U.S. dollars. Payments will be subject in all cases to applicable laws and regulations. The Issuer covenants that until this Global Note has been delivered to the Fiscal Agent for cancelation, or monies sufficient to pay the principal of and interest on this Global Note have been made available for payment and either paid or returned to the Issuer as provided herein, it will at all times maintain offices or agencies in London and, so long as the Notes are listed on the Luxembourg Stock Exchange and such Exchange shall so require, in Luxembourg, for the payment of the principal of and interest on the Notes represented by this Global Note as herein provided.

The Issuer will redeem the Notes represented by this Global Note at par on the Maturity Date.  The Issuer shall have the right at any time to purchase Notes in the open market or otherwise.  Any Notes so purchased may be resold at the Issuer’s discretion if not surrendered to the Fiscal Agent for cancelation.

The aggregate principal amount from time to time of the Global Note shall be the amount shown by the latest entry in the fourth column of Schedule A hereto.  Schedule A hereto shall be completed by or on behalf of the Fiscal Agent upon (i) redemption of Notes or (ii) purchase and cancelation of Notes represented hereby.

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Cancelation of any Note represented by this Global Note which is required by the Conditions to be canceled will be effected by reduction in the principal amount of this Global Note on its presentation to or to the order of the Fiscal Agent for notation in Schedule A.

The Global Note may not be transferred without the prior written consent of the Issuer and except as a whole by the custodian (the “Note Depositary”) to another custodian for such Global Note or to a successor of such custodian; provided that such subsequent custodian or successor, as the case may be, expressly agrees to abide by such restrictions on transfer.  Citibank, N.A. shall serve as the initial Note Depositary.  No provision of the Global Note shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on the Notes represented by this Global Note when due in accordance with the Conditions.

The Issuer has waived against such holder and any previous holder of the Global Note all rights of set-off or counterclaim which would or might otherwise be available to it in respect of the obligations evidenced by the Global Note.

Reference is hereby made to the further provisions of this Global Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Fiscal Agent by manual signature, this Global Note shall not be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated: May 21, 2026

EUROPEAN INVESTMENT BANK,

as Issuer

By:
	Name:	Sandeep Dhawan
	Title:	Head of Division

By:
	Name:	Jennifer Wenner
	Title:	Documentation Officer

This is the Global Note referred to in the within-mentioned Fiscal Agency Agreement.

CITIBANK, N.A., LONDON BRANCH,

as Fiscal Agent

By:
	Name:	Brian Carey
	Title:	Securities and Derivatives Analyst

SCHEDULE A

Principal Amount of this Global Note

Changes in the principal amount of the Global Note following (i) redemption of Notes or (ii) purchase and cancelation of Notes are entered in the second and third columns below.

Date made	Reason for change in the principal amount of this Global Note*	Amount of such change	Initial Principal Amount or Principal Amount of this Global Note following such change	Notation on behalf of the Fiscal Agent

*   State whether change following (1) redemption of Notes or (2) purchase and cancelation of Notes.

SCHEDULE B

Interest Payments in respect of this Global Note

The following payments of interest in respect of this Global Note and the Notes represented by this Global Note have been made:

Date made	Amounts of Interest due and payable	Amount of Interest paid	Notation made by or on behalf of the Fiscal Agent

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Terms and Conditions of the Notes

1.  This Note is one of a duly authorized issue of debt securities of the Issuer (herein called the “Notes”), issued and to be issued in one or more series in accordance with a Fiscal Agency Agreement, dated as of December 21, 2023 (herein called the “Fiscal Agency Agreement”), between the Issuer and Citibank, N.A., London Branch, as Fiscal Agent (herein called the “Fiscal Agent”, which term includes any successor fiscal agent under the Fiscal Agency Agreement).  To the extent not otherwise set forth in this Note, reference is hereby made to the Fiscal Agency Agreement for a statement of the respective rights, duties, obligations, disclaimers, immunities, indemnities and limitations of rights thereunder of the Issuer, the Fiscal Agent and the holders of the Notes.  Copies of the Fiscal Agency Agreement and this Note are on file and available for inspection or collection by holders of the Notes at the Agency & Trust Services of the Fiscal Agent at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom, during business hours on any business day, or may be provided by email to a holder of the Notes following their prior written request to the Fiscal Agent and provision of proof of holding and identity (in a form satisfactory to the Fiscal Agent).

The Notes constitute unconditional, direct and general obligations of the Issuer in accordance with the terms for their payment and performance.  The Notes shall rank pari passu with any present or future indebtedness of the Issuer represented by any unsubordinated and unsecured notes or bonds.

2.  The aggregate principal amount of the Notes is U.S. $1,500,000,000. The Notes are issuable in authorized denominations of U.S. $1,000 and any integral multiple thereof.

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3. The Notes will bear interest at a floating rate of interest equal to the sum of the Compounded Daily SOFR Rate (as defined below) and the Margin (as defined below) during each successive period, from, and including, the prior Interest Payment Date (or, if there is no prior Interest Payment Date, the Interest Commencement Date (as defined below)) to, but excluding,(a) the next following Interest Payment Date (or, in the case of the final Interest Period, the Maturity Date (as defined below)), or (b) in the case of the Notes becoming due and payable prior to the scheduled Maturity Date, the date on which the Notes become due and payable (each such period, an “Interest Period”). Interest will be payable on March 15, June 15, September 15 and December 15 of each year (each, an “Interest Payment Date”), subject to the business day convention described below, with the initial payment on June 15, 2026 (short first coupon for the period from, and including, May 21, 2026 to, but excluding, June 15, 2026). The Notes will bear interest from May 21, 2026 (the “Interest Commencement Date”). The Notes will mature on September 15, 2031 (the “Maturity Date”).

The Interest Rate (as defined below) for each relevant Interest Period shall be determined by Citibank, N.A., London Branch, (the “Calculation Agent”) on each interest determination date, which will be the date falling five (5) U.S. Government Securities Business Days (as defined below) prior to the relevant Interest Payment Date for the relevant Interest Period (the “Interest Determination Date”) provided, however, that if the Notes become due and payable prior to the scheduled Maturity Date, the final Interest Determination Date for the Notes shall, notwithstanding the Interest Determination Date specified above, be deemed to be the date on which the Notes become due and payable and the Interest Rate on the Notes shall, for so long as any such Notes remain outstanding, be the Interest Rate determined on such date (or, if such date is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such date). The Interest Rate for each Interest Period shall apply with effect from, and including, the first day of such Interest Period (the “Reset Date”).

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The rate of interest applicable to the Notes for each Interest Period will, subject as provided in the “SOFR Compounded Index Value fallback provisions (fallback to Compounded Daily SOFR with observation period shift)” and the “Compounded Daily SOFR fallback provisions (including permanent cessation of SOFR)” set forth below, where applicable, be the sum of the Compounded Daily SOFR Rate for the relevant Interest Period and the margin of +0.270% per annum (the “Margin”, and together, the “Interest Rate”); provided that if any Interest Rate as so calculated would be less than 0.000% per annum, the Interest Rate for the relevant Interest Period will be deemed to be 0.000% per annum. The Compounded Daily SOFR Rate (index determination) means the rate of return of a daily compound interest investment (with the secured overnight financing rate as the reference rate for the calculation of interest) and will be calculated by the Calculation Agent on the relevant Interest Determination Date in accordance with the provisions set out below and the following formula and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005 of a percentage point being rounded upwards:

where the following terms have the following meanings:

“SOFR Compounded IndexStart” means, with respect to an Interest Period, the SOFR Compounded Index Value on the day which is five (5) U.S. Government Securities Business Days preceding the first day of such Interest Period (an “Index Determination Date”);

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“SOFR Compounded IndexEnd” means, with respect to an Interest Period, the SOFR Compounded Index Value on the day which is five (5) U.S. Government Securities Business Days preceding the Interest Payment Date relating to such Interest Period (or, in the final Interest Period, the Maturity Date); provided, however, that if the Notes become due and payable prior to the scheduled Maturity Date, “SOFR Compounded IndexEnd” shall be deemed to be the SOFR Compounded Index Value on the day on which the Notes become due and payable (or, if such date is not a U.S. Government Securities Business Day, the SOFR Compounded Index Value on the U.S. Government Securities Business Day immediately preceding such date) (each such day, an “Index Determination Date”);

“dc” means the number of calendar days from, and including, the day in relation to which SOFR Compounded IndexStart is determined to, but excluding, the day in relation to which SOFR Compounded IndexEnd is determined;

“SOFR Compounded Index Value” means, in relation to an Index Determination Date, the SOFR Index value as published by the Federal Reserve Bank of New York, as the administrator of the SOFR Index (or any successor administrator of the SOFR Index) (the “SOFR Index Administrator”), on the website of the Federal Reserve Bank of New York currently at https://www.newyorkfed.org, or any successor website officially designated by the SOFR Index Administrator (information available on this website is not, and shall not be deemed to be, part of or incorporated by reference into this Note), on or about 3:00 p.m. (New York City time) on such Index Determination Date, as determined by the Calculation Agent; and

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association (or any successor) recommends that the fixed income departments of its members be closed for the entire day for the purpose of trading in U.S. government securities.

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SOFR Compounded Index Value fallback provisions (fallback to Compounded Daily SOFR with observation period shift)

Subject to the “Compounded Daily SOFR fallback provisions (including permanent cessation of SOFR)” below, where applicable, if, in respect of any Index Determination Date, the Calculation Agent determines that the SOFR Compounded Index Value has not been published by the SOFR Index Administrator as specified under “SOFR Compounded Index Value” above and a SOFR Cessation Effective Date (as defined below) has not occurred, the Compounded Daily SOFR Rate for such Interest Period shall be calculated by the Calculation Agent on the relevant Interest Determination Date as being equal to “Compounded Daily SOFR” for such Interest Period, determined as follows.

“Compounded Daily SOFR” means, with respect to an Interest Period, the rate of return of a daily compound interest investment (with the secured overnight financing rate as the reference rate for the calculation of interest) over the Observation Period (as defined below) corresponding to the relevant Interest Period and will be calculated by the Calculation Agent on the relevant Interest Determination Date in accordance with the provisions set out below and the following formula and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005 of a percentage point being rounded upwards:

where the following terms have the following meanings:

“d” is the number of calendar days in the Observation Period corresponding to the relevant Interest Period;

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“d0” is the number of U.S. Government Securities Business Days in the Observation Period corresponding to the relevant Interest Period;

“i” is a series of whole numbers from one to ‘d0’, each representing the relevant U.S. Government Securities Business Day in chronological order from, and including, the first U.S. Government Securities Business Day in the Observation Period corresponding to the relevant Interest Period to, and including, the last U.S. Government Securities Business Day in such Observation Period;

“ni” for any U.S. Government Securities Business Day ‘i’ in the Observation Period corresponding to the relevant Interest Period, means the number of calendar days from, and including, such U.S. Government Securities Business Day ‘i’ to, but excluding, the following U.S. Government Securities Business Day;

“Observation Period” means, with respect to an Interest Period, the period from, and including, the date falling five (5) U.S. Government Securities Business Days preceding the first calendar day of the relevant Interest Period to, but excluding, (i) the date falling five (5) U.S. Government Securities Business Days preceding (A) the Interest Payment Date for such Interest Period, or (B) in the final Interest Period, the Maturity Date, or (ii) if the Notes become due and payable prior to the scheduled Maturity Date and prior to an Interest Payment Date, the day on which the Notes become due and payable (or, if such date is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such date);

“SOFR” means in respect of any U.S. Government Securities Business Day, the daily secured overnight financing rate for such U.S. Government Securities Business Day, as published by the Federal Reserve Bank of New York, as the administrator of SOFR (or any successor administrator of SOFR) (the “SOFR Administrator”) on the website of the Federal Reserve Bank of New York currently at https://www.newyorkfed.org, or any successor website officially designated by the SOFR Administrator (the “SOFR Administrator’s Website”) (information available on this website is not, and shall not be deemed to be, part of or incorporated by reference into this Note), by 3:00 p.m. (New York City time) on the U.S. Government Securities Business Day immediately following such U.S. Government Securities Business Day, as determined by the Calculation Agent; and

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“SOFRi” in respect of any U.S. Government Securities Business Day ‘i’ falling in the Observation Period corresponding to the relevant Interest Period, is equal to SOFR in respect of such U.S. Government Securities Business Day ‘i’.

Compounded Daily SOFR fallback provisions (including permanent cessation of SOFR)

(i)	If SOFR is not published by 3:00 p.m. (New York City time) on a U.S. Government Securities Business Day in the relevant Observation Period, as specified under “SOFR Compounded Index Value fallback provisions (fallback to Compounded Daily SOFR with observation period shift)” above, then, unless a SOFR Cessation Effective Date has occurred, the Calculation Agent will determine SOFR in respect of such U.S. Government Securities Business Day as being SOFR in respect of the last U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

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(ii)	If, at any time SOFR is required to be determined, a SOFR Cessation Effective Date has occurred, the Calculation Agent will determine SOFR for each U.S. Government Securities Business Day in the relevant Observation Period on or after such SOFR Cessation Effective Date as if references to SOFR were references to the rate (inclusive of any spreads or adjustments) recommended as the replacement for SOFR by the Board of Governors of the Federal Reserve System and/or by the Federal Reserve Bank of New York, or by a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York for the purpose of recommending a replacement for SOFR (which rate may be produced by the Federal Reserve Bank of New York or another administrator) and as provided by the administrator of that rate or, if that rate is not provided by the administrator thereof (or any successor thereof), published by an authorized distributor, in respect of that day (the “Fed Recommended Rate”).

(iii)	If there is a Fed Recommended Rate before the end of the first U.S. Government Securities Business Day following the SOFR Cessation Effective Date but, with respect to any U.S. Government Securities Business Day in the Observation Period in respect of which the Fed Recommended Rate is required to be determined, neither the administrator nor the authorized distributors provide or publish the Fed Recommended Rate, and provided that a Fed Recommended Rate Cessation Effective Date (as defined below) has not occurred, then in respect of any day for which the Fed Recommended Rate is required, references to the Fed Recommended Rate will be deemed to be references to the last provided or published Fed Recommended Rate. However, if there is no such last provided or published Fed Recommended Rate, then in respect of any day for which the Fed Recommended Rate is required, references to the Fed Recommended Rate will be deemed to be references to the last provided or published SOFR. In each case, as determined by the Calculation Agent.

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(iv)	If paragraphs (ii) and (iii) above apply but (1) there is no Fed Recommended Rate before the end of the first U.S. Government Securities Business Day following the SOFR Cessation Effective Date, or (2) there is a Fed Recommended Rate and a Fed Recommended Rate Cessation Effective Date subsequently occurs, then in either case SOFR or, as the case may be, the Fed Recommended Rate, for such U.S. Government Securities Business Day occurring on or after the SOFR Cessation Effective Date or the Fed Recommended Rate Cessation Effective Date (as applicable) will be determined by the Calculation Agent by applying the above formula for Compounded Daily SOFR as described under “SOFR Compounded Index Value fallback provisions (fallback to Compounded Daily SOFR with observation period shift)” (with corresponding adjustments being deemed to be made to the formula) as if in respect of any U.S. Government Securities Business Day occurring on or after the SOFR Cessation Effective Date or the Fed Recommended Rate Cessation Date (as applicable) (including any day ‘i’) (i) references to “SOFR” were references to the daily Overnight Bank Funding Rate (the “OBFR”) as provided by the Federal Reserve Bank of New York, as the administrator of the OBFR (or any successor administrator of the OBFR) (the “OBFR Administrator”), on the website of the Federal Reserve Bank of New York currently at https://www.newyorkfed.org, or any successor website officially designated by the OBFR Administrator (the “OBFR Administrator’s Website”) (information available on this website is not, and shall not be deemed to be, part of or incorporated by reference into this Note), on or about 3:00 p.m. (New York City time) on each day, except for a Saturday, Sunday or a day on which the Fedwire Securities Service or the Fedwire Funds Service of the Federal Reserve Bank of New York is closed (such day, a “New York Fed Business Day”) in respect of the New York Fed Business Day immediately preceding such day and (ii) references to U.S. Government Securities Business Day were to New York Fed Business Day.

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(v)	If neither the OBFR Administrator nor any authorized distributor provide or publish the OBFR on a New York Fed Business Day in the relevant Observation Period, as specified in paragraph (iv) above, then, unless an OBFR Cessation Effective Date (as defined below) has occurred, in respect of any day for which the OBFR is required, references to the OBFR will be deemed to be references to the last provided or published OBFR, as determined by the Calculation Agent.

(vi)	If paragraphs (ii), (iii),(iv) and (v) apply but (1) there is no Fed Recommended Rate before the end of the first U.S. Government Securities Business Day following the SOFR Cessation Effective Date, or there is a Fed Recommended Rate and a Fed Recommended Rate Cessation Effective Date subsequently occurs, and (2) an OBFR Cessation Effective Date also occurs, then in each case, SOFR, or as the case may be, the Fed Recommended Rate, for each U.S. Government Securities Business Day occurring on or after the OBFR Cessation Effective Date (or, if the SOFR Cessation Effective Date or the Fed Recommended Rate Cessation Effective Date (as applicable) is later, each U.S. Government Securities Business Day occurring on or after the SOFR Cessation Effective Date or the Fed Recommended Rate Cessation Effective Date, as applicable) will be determined by the Calculation Agent by applying the above formula for Compounded Daily SOFR as described under “SOFR Compounded Index Value fallback provisions (fallback to Compounded Daily SOFR with observation period shift)” (with corresponding adjustments being deemed to be made to the formula) as if (i) references to “SOFR” for each U.S. Government Securities Business Day occurring on or after the OBFR Cessation Effective Date (or, if the SOFR Cessation Effective Date or the Fed Recommended Rate Cessation Effective Date (as applicable) is later, each U.S. Government Securities Business Day occurring on or after

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the SOFR Cessation Effective Date or the Fed Recommended Rate Cessation Effective Date, as applicable) in respect of which “SOFR” is required (including any day ‘i’) were references to the short-term interest rate target set by the Federal Open Market Committee and published on the website of the Board of Governors of the Federal Reserve System currently at https://www.federalreserve.gov, or any successor website of the Board of Governors of the Federal Reserve System (the “Federal Reserve’s Website”) (information available on this website is not, and shall not be deemed to be, part of or incorporated by reference into this Note) or, if the Federal Open Market Committee does not target a single rate, the mid-point of the short-term interest rate target range set by the Federal Open Market Committee and published on the Federal Reserve’s Website (calculated as the arithmetic average of the upper bound of the target range and the lower bound of the target range, rounded, if necessary, to the nearest second decimal place, 0.005 being rounded upwards) (the “FOMC Target Rate”), in respect of any day on which commercial banks and foreign exchange markets are open for general business (including settling payments and dealings in foreign exchange and foreign currency deposits in New York City) (such day, a “New York City Banking Day”); (ii) references to U.S. Government Securities Business Day were references to New York City Banking Day and (iii) references to the OBFR Administrator’s Website or to the SOFR Administrator’s Website, as the case may be, were references to the Federal Reserve’s Website. In respect of any day for which the FOMC Target Rate is required, references to the FOMC Target Rate will be deemed to be references to the last provided or published FOMC Target Rate as at close of business in New York City on that day.

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Definitions:

“Fed Recommended Rate Cessation Effective Date” means, in respect of one or more Fed Recommended Rate Cessation Events, (a) the first date on which the Fed Recommended Rate is no longer published or provided by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York (or any successor administrator or provider of the Fed Recommended Rate), or (b) the date as of which the Fed Recommended Rate may no longer be used;

“Fed Recommended Rate Cessation Event” means the occurrence of one or more of the following events with respect to the Fed Recommended Rate, as determined by the Issuer and notified by the Issuer to the Calculation Agent:

(a)	a public statement or publication of information by or on behalf of the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York (or any successor administrator or provider of the Fed Recommended Rate) announcing that it has ceased or will cease to provide the Fed Recommended Rate permanently or indefinitely; provided that, at the time of the statement or publication, there is no successor administrator or provider, as applicable, that will continue to provide the Fed Recommended Rate; or

(b)	a public statement or publication of information by the regulatory supervisor of the administrator or provider of the Fed Recommended Rate, the central bank for the currency of the Fed Recommended Rate, an insolvency official with jurisdiction over the administrator or provider of the Fed Recommended Rate, a resolution authority with jurisdiction over the administrator or provider of the Fed Recommended Rate or a court or an entity with similar insolvency or resolution authority over the administrator or provider of the Fed Recommended Rate, which states that the administrator or provider of the Fed Recommended Rate has ceased or will cease to provide the Fed Recommended Rate permanently or indefinitely; provided that, at the time of the statement or publication, there is no successor administrator or provider that will continue to provide the Fed Recommended Rate; or

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(c)	a public statement by a regulator in the European Union or in the United States or other official sector entity in the European Union or in the United States, such as the European Central Bank, the European Securities and Markets Authority, the Federal Reserve Bank of New York, the Commodity Futures Trading Commission or the Securities and Exchange Commission, prohibiting the use of the Fed Recommended Rate (whether in respect of instruments or certain types of instrument generally or in respect of the Notes or similar instruments specifically).

“OBFR Cessation Effective Date” means, in respect of one or more OBFR Cessation Events, (a) the first date on which the OBFR is no longer published or provided by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York (or any successor administrator or provider of the OBFR), or (b) the date as of which the OBFR may no longer be used;

“OBFR Cessation Event” means the occurrence of one or more of the following events with respect to the OBFR, as determined by the Issuer and notified by the Issuer to the Calculation Agent:

(a)	a public statement or publication of information by or on behalf of the Federal Reserve Bank of New York (or any successor administrator or provider of the OBFR) announcing that it has ceased or will cease to provide the OBFR permanently or indefinitely; provided that, at the time of the statement or publication, there is no successor administrator or provider, as applicable, that will continue to provide the OBFR; or

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(b)	a public statement or publication of information by the regulatory supervisor of the administrator or provider of the OBFR, the central bank for the currency of the OBFR, an insolvency official with jurisdiction over the administrator or provider of the OBFR, a resolution authority with jurisdiction over the administrator or provider of the OBFR or a court or an entity with similar insolvency or resolution authority over the administrator or provider of the OBFR, which states that the administrator or provider of the OBFR has ceased or will cease to provide the OBFR permanently or indefinitely; provided that, at the time of the statement or publication, there is no successor administrator or provider that will continue to provide the OBFR; or

(c)	a public statement by a regulator in the European Union or in the United States or other official sector entity in the European Union or in the United States, such as the European Central Bank, the European Securities and Markets Authority, the Federal Reserve Bank of New York, the Commodity Futures Trading Commission or the Securities and Exchange Commission, prohibiting the use of the OBFR (whether in respect of instruments or certain types of instrument generally or in respect of the Notes or similar instruments specifically).

“SOFR Cessation Effective Date” means, in respect of one or more SOFR Cessation Events, (a) the first date on which SOFR is no longer published or provided by the Federal Reserve Bank of New York (or any successor administrator or provider of SOFR), or (b) the date as of which SOFR may no longer be used;

“SOFR Cessation Event” means the occurrence of one or more of the following events with respect to SOFR, as determined by the Issuer and notified by the Issuer to the Calculation Agent:

(a)	a public statement or publication of information by or on behalf of the Federal Reserve Bank of New York (or any successor administrator or provider of SOFR) announcing that it has ceased or will cease to provide SOFR permanently or indefinitely; provided that, at the time of the statement or publication, there is no successor administrator or provider, as applicable, that will continue to provide SOFR; or

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(b)	a public statement or publication of information by the regulatory supervisor of the administrator of SOFR, the central bank for the currency of SOFR, an insolvency official with jurisdiction over the administrator of SOFR, a resolution authority with jurisdiction over the administrator of SOFR or a court or an entity with similar insolvency or resolution authority over the administrator of SOFR, which states that the administrator of SOFR has ceased or will cease to provide SOFR permanently or indefinitely; provided that, at the time of the statement or publication, there is no successor administrator or provider that will continue to provide SOFR; or

(c)	a public statement by a regulator in the European Union or in the United States or other official sector entity in the European Union or in the United States, such as the European Central Bank, the European Securities and Markets Authority, the Federal Reserve Bank of New York, the Commodity Futures Trading Commission or the Securities and Exchange Commission, prohibiting the use of SOFR (whether in respect of instruments or certain types of instrument generally or in respect of the Notes or similar instruments specifically).

Any substitution of SOFR, as specified in paragraphs (ii) to (vi) above, shall apply to the relevant Interest Period and any future Interest Periods (subject to any further operation of such paragraphs (ii) to (vi)) and notice thereof shall be given to holders of the Notes in accordance with the notice procedures described in the prospectus supplement.

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Notwithstanding the foregoing, in the event that the Compounded Daily SOFR Rate cannot be determined in accordance with any of the foregoing provisions, the Compounded Daily SOFR Rate shall be deemed to be:

(A)	that determined at the last preceding Interest Determination Date on which such Compounded Daily SOFR Rate was so determined; or

(B)	if there is no such preceding Interest Determination Date, the initial Interest Rate (minus the Margin) which would have been applicable to the Notes for the first scheduled Interest Period had the Notes been in issue for a period equal in duration to the scheduled first Interest Period but ending on, and excluding, the Interest Commencement Date, in each case as determined by the Calculation Agent.

Notwithstanding the foregoing, if the Calculation Agent reasonably requires instructions from the Issuer to be able to perform its duties set forth in the prospectus supplement and in the calculation agency agreement between the Calculation Agent and the Issuer dated May 13, 2026, including any amendments thereto, for the purpose of determining the Compounded Daily SOFR Rate, the SOFR Compounded Index Value, Compounded Daily SOFR, SOFR, the Fed Recommended Rate, the OBFR or the FOMC Target Rate, it shall promptly notify the Issuer thereof in writing. Upon such notification, the Issuer shall provide the Calculation Agent with instructions as to the course of action to adopt. The Calculation Agent shall not incur any liability for not performing such calculations or determinations due to the failure of the Issuer to provide such instructions.

The Calculation Agent will, on each Interest Determination Date, determine the Interest Rate and calculate the amount of interest payable on the Notes for the relevant Interest Period (the “Interest Amount”). Each Interest Amount shall be calculated by applying the Interest Rate and the Day Count Fraction (as defined below) to the aggregate principal amount of the Notes and rounding the resultant figure to the nearest cent, with one half of one cent being rounded upwards.

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The Calculation Agent will cause each Interest Rate, each Interest Amount for each Interest Period, each Interest Period and the relevant Interest Payment Date to be notified to the Issuer, the Fiscal Agent, any Paying Agent, the relevant clearing systems and, if and for so long as any of the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted to trading on the Bourse de Luxembourg, which is the regulated market of the Luxembourg Stock Exchange, and the rules and regulations of the Luxembourg Stock Exchange so require, to the Luxembourg Stock Exchange, as set forth in the calculation agency agreement between the Calculation Agent and the Issuer dated May 13, 2026, including any amendments thereto, in writing as soon as reasonably practicable after their determination and in no event later than the Business Day preceding the relevant Interest Payment Date. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the Interest Period. Any such amendment will be promptly notified to the Luxembourg Stock Exchange, if and for so long as any of the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted to trading on the Bourse de Luxembourg, which is the regulated market of the Luxembourg Stock Exchange, and to the holders of the Notes in accordance with the notice procedures described in the prospectus supplement.

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for these purposes by the Calculation Agent shall (in the absence of manifest error) be binding on the Issuer, the Fiscal Agent, any Paying Agent and the holders of the Notes.

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If any Interest Payment Date, other than the Maturity Date, is a day on which banking institutions are authorized or obligated by law to close in New York (the place that is the financial center for the currency of payment) or in any place of payment, then such payment of interest need not be made on that Interest Payment Date at such place of payment. The Issuer may make the required payment on the next succeeding day at such place of payment that is not a day on which banking institutions are authorized or obligated by law to close in New York (the place that is the financial center for the currency of payment) or in such place of payment unless that day would thereby fall in the next calendar month, in which event the payment of such amount shall be brought forward to the first preceding day at such place of payment that is not a day on which banking institutions are authorized or obligated by law to close in New York (the place that is the financial center for the currency of payment) or in such place of payment. If any such Interest Payment Date is postponed as described above, the Interest Amount for each of the corresponding and the following Interest Periods will be adjusted accordingly, and the holders of the Notes will be entitled to more or less interest.

If the Maturity Date for payment of principal and interest is a day on which banking institutions are authorized or obligated by law to close in New York (the place that is the financial center for the currency of payment) or in any place of payment, then such payment will not be made until the next following day that is not a day on which banking institutions are authorized or obligated by law to close in New York (the place that is the financial center for the currency of payment) or in such place of payment, and no further interest shall be paid in respect of the delay in such payment.

Interest will be calculated on the basis of the actual number of days in the relevant Interest Period divided by 360 (the “Day Count Fraction”).

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4. The Issuer shall pay to the Fiscal Agent, on or prior to each Interest Payment Date and the Maturity Date (subject to paragraph 3 above), such amounts as are sufficient (with any amounts then held by the Fiscal Agent and available for the purpose) to pay the interest on, and the principal of, the Notes due and payable on such Interest Payment Date, or Maturity Date, as the case may be.  The principal of and interest on the Notes will be paid in such coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.  The Fiscal Agent shall apply the amounts so paid to it to the payment of such interest and principal in accordance with the terms of the Notes.  Any monies paid by the Issuer to the Fiscal Agent or any Paying Agent for the payment of the principal of or interest on any Notes and remaining unclaimed at the end of ten years or five years, respectively, after such principal or interest shall have become due and payable (whether at maturity, upon call for redemption or otherwise) shall then, together with any interest earned thereon, be repaid to the Issuer as soon as reasonably practicable, and upon such repayment all liability of the Fiscal Agent and any Paying Agent with respect thereto shall cease.  Any obligation that the Issuer may have to pay the principal of such Notes shall terminate at the end of ten years after such principal shall have become due and payable.  Any obligation that the Issuer may have to pay any interest on such Notes shall terminate at the end of five years after such interest shall have become due and payable.

5.  Payment of the principal of and interest on the Notes made at the offices of the Fiscal Agent or any Paying Agent shall be subject in all cases to any fiscal or other laws and regulations applicable thereto. Consequently, neither the Issuer nor any Paying Agent will make any additional payment in the event of a withholding tax being required in respect of any payment under or in connection with the Notes.  Neither the Issuer nor any Paying Agent shall be liable to any holder of the Notes or other person for any commissions, costs, losses or expenses in relation to or resulting from such payments.

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6.  All notices to the holders of the Notes shall be published in an English language newspaper having a general circulation in London, United Kingdom (expected to be the Financial Times) and in New York City (expected to be The Wall Street Journal); provided that for so long as the Notes are represented by this Global Note, notices may be given by delivery of the relevant notice by the Issuer or the Fiscal Agent to the relevant securities clearing system for communication by each of them to entitled participants in substitution for publication in any such newspaper.  If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper with general circulation in the respective market regions as determined by the Issuer.  In addition, if and for so long as any of the Notes are listed on one or more stock exchanges and the rules and regulations of such stock exchange(s) so require, such notices shall also be published in such manner as the rules and regulations of such stock exchange(s) may require.  Any notice shall be deemed to have been given on the date of its publication or, if published more than once on different dates, on the first date on which publication is made.  Notices delivered to the relevant securities clearing system shall be deemed to have been given on the date when delivered.  Neither the failure to give notice nor any defect in any notice given to any particular holder of a Note shall affect the sufficiency of any notice with respect to other Notes.

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7.  If (a) the Issuer shall default in any payment of the principal of (or the premium, if any, on) or interest on any of the Notes of this series and such default shall not be cured by payment thereof within 30 days, or (b) the Issuer shall default in the performance of any other covenant under any of the Notes of this series and such default shall continue for a period of 90 days after written notice thereof shall have been given to the Issuer at 98-100, boulevard Konrad Adenauer, L-2950 Luxembourg, Grand Duchy of Luxembourg, Attention of Capital Markets Department, and to the Fiscal Agent at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom, Attention of Agency & Trust Services, by the holders of not less than 25% in principal amount of all the Notes of this series at the time outstanding, then, in any such case, the principal of all the Notes of this series then outstanding (if not already due) may be declared to be due and payable immediately by written notice given to the Issuer at 98-100, boulevard Konrad Adenauer, L-2950 Luxembourg, Grand Duchy of Luxembourg, Attention of Capital Markets Department, and to the Fiscal Agent at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom, Attention of Agency & Trust Services, by the holders of not less than a majority in principal amount of all the Notes of this series at the time outstanding.  If, at any time after the principal of all the Notes of this series shall have been so declared due and payable and before any judgment or decree for the payment of amounts due thereon shall have been entered, all arrears of interest upon all the Notes of this series and all other sums due in respect thereof, except any principal payments which shall not have matured by their terms, shall have been duly paid by the Issuer and all other defaults under the Notes of this series shall have been made good, the holders of not less than a majority in principal amount of all the Notes of this series then outstanding, by written notice given to the Issuer at 98-100, boulevard Konrad Adenauer, L-2950 Luxembourg, Grand Duchy of Luxembourg, Attention of Capital Markets Department, and to the Fiscal Agent at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom, Attention of Agency & Trust Services, may rescind such declaration, but no such rescission shall impair any right consequent on any subsequent default.

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8.  (i) At any meeting of holders of Notes of this series duly called and held, upon the affirmative vote of the holders of not less than a majority in aggregate principal amount of the Notes of this series represented at such meeting or (ii) with the written consent of the holders of not less than a majority in aggregate principal amount of the Notes of this series then outstanding, the Issuer and the Fiscal Agent may modify, amend or supplement the terms and conditions of the Notes of this series or, insofar as it affects the Notes of this series, the Fiscal Agency Agreement in any way, and the holders of the Notes of this series may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given by holders of the Notes of this series; provided, however, that no such action may, without the consent of the holder of each Note of the series affected thereby, (A) change the due date for the payment of the principal of (or premium, if any) or any installment of interest on any Note of this series, (B) reduce the principal amount of any Note of this series, the portion of such principal amount which is payable upon acceleration of the maturity of such Note, the interest rate thereon or the premium (if any) payable upon redemption thereof, (C) change the coin or currency in which (unless required by law of the jurisdiction which issued such coin or currency) or the required places at which payment with respect to interest, premium (if any) or principal in respect of Notes of this series is payable, (D) shorten the period during which the Issuer is not permitted to redeem the Notes of this series, or permit the Issuer to redeem the Notes of this series if, prior to such action, the Issuer is not permitted to do so, or (E) reduce the proportion of the principal amount of Notes of this series the vote or consent of the holders of which is necessary to modify, amend or supplement the Fiscal Agency Agreement or the terms and conditions of the Notes of this series or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given.  Notwithstanding the foregoing, the Issuer and the Fiscal Agent may, without the vote or consent of any holder of Notes, amend the Fiscal Agency Agreement or the Notes of this series for the purpose of (v) adding to the covenants of the Issuer for the benefit of the holders of the Notes, (w) surrendering any right or power conferred upon the Issuer, (x) securing the Notes pursuant to the requirements of the Notes or otherwise, (y) curing any ambiguity, or curing, correcting or supplementing any defective provision thereof, or (z) amending the Fiscal Agency Agreement or the Notes of this series in any manner that the Issuer reasonably determines is not inconsistent with the Notes of this series in any material respect and does not adversely affect the interests of any holder of Notes of this series in any material respect.

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9.  No reference herein to the Fiscal Agency Agreement and no provision of this Note or of the Fiscal Agency Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

10.  This Note shall be governed by, and interpreted in accordance with, the laws of the State of New York, except with respect to its authorization and execution by the Issuer, which shall be governed by the Treaty on the Functioning of the European Union, as amended and supplemented from time to time (the “TFEU”), and the Statute of the Issuer, as amended and supplemented from time to time, which is annexed to the TFEU as Protocol (No 5) on the Statute of the European Investment Bank.

11.  As more fully set forth in the Fiscal Agency Agreement, the Issuer has (a) expressly accepted the jurisdiction of any State or Federal court in the Borough of Manhattan, The City of New York in respect of any action arising out of or based upon the Notes or the Fiscal Agency Agreement which may be instituted in any such court by the holder of a Note and (b) appointed the Ambassador of the European Union to the United States, with address at Delegation of the European Union to the United States, 2175 K Street, N.W., Washington, D.C. 20037, United States of America, as its authorized agent upon whom process may be served in any such action; provided, however, that such acceptance of jurisdiction and such appointment shall not extend to actions brought under United States Federal securities laws or any state securities laws.  Notwithstanding the foregoing, any action arising out of or based upon the Notes or the Fiscal Agency Agreement may be instituted by the holder of a Note in any competent court of the jurisdiction in which the Issuer has its seat.